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                                                                     EXHIBIT 4.1

                             ADVANCE PARADIGM, INC.

                                WARRANT AGREEMENT


         This Warrant Agreement (this "Agreement") dated as of February 26, 1999 is entered into by and between Advance Paradigm, Inc., a Delaware corporation (the "Company") and Foundation Health Systems, Inc.("FHS").


                               TERMS OF AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and FHS hereby agree as follows:

         Section 1. SERVICES AGREEMENT. Reference is made to that certain Services Agreement dated as of the date hereof entered into by and among the Company, Integrated Pharmaceutical Services and FHS (the "Services Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Services Agreement.

         Section 2. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK. The Company hereby grants to FHS the right, and FHS shall be entitled, subject to the terms and conditions hereinafter set forth, to purchase from the Company 200,000 shares of its common stock, par value $0.01 per share (the "Common Stock")(which number is referred to herein as the "Total Exercise Number") at a per share exercise price equal to $35.50 (the "Exercise Price"). The right to purchase such shares shall be evidenced by five (5) warrant certificates each in the form of Exhibit A hereto (collectively, the "Warrant Certificates" and each a "Warrant Certificate"). Subject to Section 3 hereof, each Warrant Certificate shall be delivered to the FHS following the Vesting Date (as defined below) thereof. The Total Exercise Number and Exercise Price of such shares are subject to adjustment as provided in Section 4 hereof.

         Section 3. EXERCISE OF WARRANT CERTIFICATES. The purchase rights granted hereunder will be exercisable as to twenty percent (20%) of the Total Exercise Number as of the first anniversary of the effective date of the Services Agreement, and the right to exercise with respect to an additional twenty percent (20%) of the Total Exercise Number will accrue on each of the next four anniversaries of the effective date of the Services Agreement (each a "Vesting Date") and will be cumulative; provided, however, that if on any vesting date the number of lives for which the Company is providing integrated pharmacy benefit management services under the Services Agreement is less than four (4) million, then the scheduled vesting for such date will be forfeited. The Warrant Certificates may be exercised only so long as the Company is the exclusive vendor of integrated pharmacy benefit management services for FHS, consistent with and subject to the terms and conditions of the Services Agreement. Except as otherwise provided for herein, the term of the Warrant Certificates and the right to purchase Common

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Stock as described therein shall commence on the Vesting Date of such Warrant
Certificate and will end on the earlier of February 26, 2005 or three months following the termination date of the Services Agreement (the "Exercise Period"). Shares of Common Stock purchased upon exercise of each Warrant Certificate shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued hereunder, the Warrant Certificates may be exercised by written notice to the Company in the form attached to the Warrant Certificates, which specifies an exercise date (the "Date of Exercise"), accompanied by full payment for the shares by wire transfer or certified or official bank check or the equivalent thereof acceptable to Company. Upon the initial exercise of a Warrant Certificate, FHS and the Company shall execute and enter into the Stockholders Agreement attached hereto as Exhibit B (the "Stockholders Agreement").

         At the time of delivery, the Company shall, without stock transfer tax to the holder of the Warrant Certificate ("Holder"), deliver to the Holder (or to such other person as the Holder directs) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. The Company at the time of exercise will require in addition that the registered owner of the shares deliver an executed copy of the Stockholder Agreement, an investment representation in form acceptable to the Company, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Securities Act of 1933 (the "1933 Act") the Common Stock issuable upon exercise of a Warrant Certificate.

         Section 4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and number of shares of Common Stock purchasable pursuant to the exercise of the Warrant Certificates shall be subject to adjustment from time to time as follows:

         (a) Adjustment for Combinations or Consolidations of Common Stock. In the event the Company, at any time or from time to time after the date hereof, effects a subdivision or capital reorganization of its outstanding Common Stock for a greater or lesser number of shares, then and in each such event the Total Exercise Number and the Exercise Price shall be adjusted proportionately such that FHS is entitled to purchase the same percentage of all shares of the Company's outstanding capital stock then issued and issuable for the same aggregate consideration as such Holder was entitled to purchase immediately prior to such event.

         (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall pay a dividend payable in Common Stock of the Company, or otherwise make a distribution of Common Stock to its stockholders, then the Exercise Price shall be adjusted, from and after the record date of such dividend or the date of such distribution, to that price determined by multiplying the Exercise Price by a fraction,

                  (i) the numerator of which shall be the total number of shares of capital stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and



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                  (ii) the denominator of which shall be the number of shares of capital stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of capital stock to be issued;

         provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 4(b) as of the time of actual payment of such dividend or distribution. FHS shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (c) Number of Shares. Upon any adjustment of the Exercise Price pursuant to Section 4(b) hereof, FHS shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Exercise Price resulting from such adjustment.

         Section 5. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purposes of effecting the exercise of all outstanding Warrant Certificates, the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrant Certificates. For the purpose of this Section 5, the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrant Certificates shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding Warrant Certificates were held by a single holder. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the exercise of all Warrant Certificates at the time outstanding.

         Section 6.        TRANSFERABILITY.

         (a) The Warrant Certificates are not transferable by FHS except to the Company, affiliates of FHS or an FHS Successor (as defined in the Services Agreement). Any permitted transfer of a Warrant Certificate shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit B, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. The shares of Common Stock purchased by FHS are not transferable except as provided in the Stockholders Agreement.



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         (b) Unless and until otherwise permitted by this Section and the
Stockholders Agreement, each certificate representing Common Stock initially issued upon the exercise of each Warrant Certificate (a "Stock Certificate"), and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND FOUNDATION HEALTH SYSTEMS, INC., DATED AS OF ______________, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  Prior to any permitted transfer of a Warrant Certificate or any Stock Certificate, the holder thereof shall furnish, at the expense of such holder, to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such transfer is exempt from registration under the Securities Act. Upon any exercise of any Warrant Certificate for shares of Common Stock to be registered in the name of a person other than FHS, FHS shall furnish, at the expense of FHS, to the Company an opinion of the General Counsel of FHS, reasonably satisfactory in form and substance to the Company, to the effect that the issuance of the shares of Common Stock to such other person upon exercise of the Warrant is exempt from registration under the Securities Act.

         Section 7. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of stock upon any exercise of a Warrant Certificate. As to any final fraction of a share that FHS would otherwise be entitled to purchase upon exercise of a Warrant Certificate, the Company shall, if it does not issue a fractional share, pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Exercise Price per share of Common Stock.

         Section 8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. In the event of loss, theft or destruction of a Warrant Certificate, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu of such Warrant Certificate, upon receipt by the Company of evidence reasonably satisfactory to it of such loss, theft, or destruction and indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expense incidental thereto. In the case of mutilation of a Warrant Certificate and upon surrender and cancellation of such Warrant Certificate, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu of such Warrant Certificate.



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         Section 9. RIGHTS PRIOR TO EXERCISE OF WARRANT CERTIFICATES. Prior to
the exercise of a Warrant Certificate, FHS shall not be entitled to any rights of a stockholder of the Company with respect to the Common Stock for which such Warrant Certificate may then be exercisable, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

         Section 10. AUTHORIZATION AND ISSUANCE. The Company represents and warrants to FHS that it has the corporate power and authority to issue the Warrant Certificates; this Warrant Agreement has been duly authorized, executed and delivered and the Warrant Certificates, when delivered, will be duly and validly issued, fully paid and nonassessable; the issuance of the Warrant Certificates, and the shares of Common Stock issuable upon their exercise, are not prohibited or restricted by the Certificate of Incorporation or Bylaws of the Company or any material agreement to which the Company is a party; except for those agreements for which the Company has received the requisite consents or waivers; and the shares of Common Stock issuable upon exercise of the Warrant Certificates, when issued upon exercise of the Warrant Certificates pursuant to the terms hereof, will be duly and validly issued, fully paid and nonassessable.

         Section 11. REPRESENTATIONS AND COVENANTS OF FHS. This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of FHS:

         (a) Investment Purpose. The right to acquire the Common Stock issuable upon exercise of FHS's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and FHS has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. FHS understands (i) that the Common Stock issuable upon exercise of the Warrant Certificates is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 11.

         (c) Financial Risk. FHS has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         (d) Risk of No Registration. FHS understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 11 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. FHS also understands that any sale of its rights to purchase Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.



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         (e) Stockholders Agreement. Prior to the exercise of any Warrant
Certificate, FHS agrees to, and to cause any permitted transferee to, enter into, execute and perform the Stockholders Agreement.

         Section 12.       GENERAL.

         (a) Expenses. Each party shall bear and pay all costs and expenses incurred by them respecting the transactions contemplated herein and all investigations and proceedings in connection therewith, including, without limitation, fees, commissions or expenses of their respective counsel, accountants and financial advisors.

         (b) Notice. Any notice required to be given pursuant to the terms and provisions of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, or by overnight delivery service, or facsimile transmission confirmed by telephone and followed by overnight delivery to the parties at the addresses below or such other address as shall be specified by the parties by like notice to the Company at:

                             Advance Paradigm, Inc.
                      Attn: Vice President - Legal Affairs
                    545 E. John Carpenter Freeway, Suite 1900
                               Irving, Texas 75062
                              Fax No.: 214/830-6196

                                 and to FHS at:

                         Foundation Health Systems, Inc.
                       Attn: President, Specialty Services
                               21650 Oxnard Street
                        Woodland Hills, California 91367
                             Fax No.: (818) 676-6616

                  Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by express delivery service, on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or personal delivery, as the case may be.

         (c) Binding Nature and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Neither party may assign this Agreement without the prior written consent of the other; provided, however, that either party


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may transfer or assign its rights and obligations under this Agreement, to any affiliate, and provided further that no such assignment shall have the effect of releasing such party from any of its obligations under this Agreement.

         (d) Headings and Interpretation. The headings of the various sections of this Agreement are inserted for convenience only and do not, expressly or by implication, limit, define or extend the specific terms of the section so designated.

         (e) Governing Law. The validity, enforceability, and interpretation of this Agreement shall be determined and governed by the internal laws of the State of Texas (and not the law of conflicts).

         (f) Entire Agreement. This Agreement contains all the terms and conditions agreed upon by the parties, and supersedes all prior understandings, writings, proposals, representations, or communications, oral or written, of the parties hereto.

         (g) Authority. Company and FHS warrant that each has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each party certifies that such person has been properly authorized and empowered to enter into this Agreement on behalf of such party.

         (h) Non-Waiver. The failure of either party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereunder.

         (i) Survival. Should any part, term or condition of this Agreement be declared illegal or unenforceable or in conflict with any other laws, the remaining provisions shall be valid and not affected thereby.

         (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         (k) Further Assurances. From time to time upon request and without further consideration, the parties hereto shall, and shall cause their subsidiaries and affiliates, to execute, deliver or acknowledge such documents and do such further acts as the other party hereto may reasonably require to effectuate its obligations contemplated by this Agreement.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers on the date first above written. By executing the Agreement, the undersigned individuals hereby warrant and represent that they have read this Agreement in its entirety and agree to all its terms.


                            ADVANCE PARADIGM, INC.


                            By:
                               --------------------------------------
                               David D. Halbert
                               Chairman of the Board and Chief Executive Officer


                            FOUNDATION HEALTH SYSTEMS, INC.


                            By:
                                ----------------------------------
                            Name:
                                  --------------------------------
                            Title:
                                   -------------------------------




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